UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2014 (August 15, 2014)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4054

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Background

On February 12, 2014, LabStyle Innovations Corp. (the “Company”) entered into a definitive Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Buyers”) to raise approximately $4.19 million in gross proceeds in a private placement offering (the “Offering”) consisting of an aggregate of (i) 2,226,956 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 1,670,216 shares of Common Stock (the “Warrant Shares”). In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Buyers pursuant to which the Company agreed to register all of the Shares, Warrant Shares and Adjustment Shares (as defined below). The Offering closed on February 18, 2014.

The Securities Purchase Agreement provides that the Company is required to issue additional shares of Common Stock (the “Adjustment Shares”) to the Buyers pursuant to a price protection feature in the Securities Purchase Agreement (the “Share Reset Provision”) in the event that the price per share of Common Stock in the Offering ($1.88) is greater than the price per share of the Common Stock (the “Reset Price”), calculated as 90% of the average of the ten (10) lowest volume weighted prices of the Common Stock following the twenty (20) trading day period following effectiveness of a registration statement covering the resale of the Shares, the Warrant Shares and the Adjustment Shares. The Registration Rights Agreement provides that in addition to registering the Shares and the Warrant Shares, the Company was required to register a number of Adjustment Shares based on an assumed, contractually agreed upon Reset Price of $0.80. Due to certain regulatory considerations, the Company was unable to register any Adjustment Shares, and the inability to register such Adjustment Shares created the potential for a second Share Reset Provision which would become effective and commence on August 18, 2014, the six month anniversary of the closing of the Offering.

On July 3, 2014, pursuant to the terms of the Securities Purchase Agreement, the Company issued an aggregate of 2,484,416 Adjustment Shares based on an actual Reset Price of $0.89 which was calculated during the period beginning June 3, 2014 (the date that the Company’s registration statement on Form S-1 (File Number 333-194710, the “Effective Registration Statement”) covering the Shares and the Warrant Shares was declared effective) and July 2, 2014. In addition, pursuant to the terms of the Warrants and as a result of the issuance of the Adjustment Shares, the exercise price of the Warrants was reduced to $0.89 per share and the number of Warrant Shares was increased by an aggregate of 2,746,688 shares of Common Stock (the “Additional Warrant Shares”).

Beginning in June 2014, the Company privately and separately began to contact certain of the larger Buyers (in terms of the number of Shares purchased) in an effort to privately negotiate a potential transaction which would (i) eliminate the potential for effectiveness of a second Share Reset Provision as described above, (ii) remove certain provisions of the Offering documents for the benefit of the Company and (iii) simplify the Company’s capital structure. Private discussions and negotiations continued over the ensuing several months.

Exchange Transaction

Further to such discussions and negotiations, on August 15, 2014, the Company entered into separate amendment and exchange agreements (the “Amendment and Exchange Agreements”) with each of the Buyers to implement an exchange of the all of the Warrants for a number of shares of Common Stock in a transaction undertaken in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Exchange”), which transaction also amends and eliminates certain terms of the Securities Purchase Agreement and Registration Rights Agreement.

Pursuant to the Exchange, on August 22, 2014, all of the Warrants will be exchanged (and all such Warrants will be terminated) in a transaction under which the Company will issue to the Warrant holders a number of shares of Common Stock (the “Exchange Shares”) equal to the sum of (a) the number of shares of Common Stock equal to the difference calculated by subtracting (i) the number of shares previously delivered to the particular Buyer pursuant to the Securities Purchase Agreement (including the initial Adjustment Shares issue on July 3, 2014) from (ii) the quotient determined by dividing (x) $1.88 by (y) the Adjustment Price (as defined below) and (b) the number of shares of Common Stock equal to the product of (i) the number of Warrants originally purchased by the particular Buyer and (ii) the quotient determined by dividing $2.35 by $0.45. The “Adjustment Price” equals ninety percent (90%) of the lower of (i) the arithmetic average of the weighted average prices of the Common Stock during the three (3) Trading Days immediately following August 18, 2014, and (ii) the closing sale price of the Common Stock on August 21, 2014.

In addition, pursuant to the Exchange, the terms of the Securities Purchase Agreement and Registration Rights Agreement have been amended to implement, among matters, the following:

•	eliminating the second twenty (20) day Share Reset Provision that would have commenced on August 18, 2014 and any other potential Share Reset Provisions;

•	eliminating the requirement that the Company issue any additional Adjustment Shares;

•	waiving and releasing the Company from any cash or other registration penalties that were incurred or may have been incurred by the Company under the Registration Rights Agreement;

•	waiving and releasing the Company from any breach or potential breach of certain representations and warranties of the Company in the Securities Purchase Agreement and the Registration Rights Agreement;

•	allowing the Company to issue additional securities without restriction following September 18, 2014 (although the Company will be allowed to engage in discussions regarding potential financings prior to September 18, 2014);

•	permitting the Company to pursue certain previously restricted types of financings, including entering into an equity line of credit or conducting an “at-the-market” offering;

•	enabling the Company to enter into “fundamental transactions” as such term is defined in the Warrant;

•	removing the requirement that the Company register the Adjustment Shares;

•	revising the definition of “Initial Registrable Securities,” "Initial Required Registration Amount" and “Registrable Securities” to mean and refer solely and exclusively to the Shares and Warrant Shares (with the effect that the Company will not be obligated to file additional registration statements in connection with the Offering);

•	revising the definition of “Adjustment Shares” to include only the Adjustment Shares that were issued to the Buyers on July 2, 2014 and the Exchange Shares;

•	including in the definition of “Common Shares” the concept of “Exchange Shares” (as such term is defined above);

•	revising the definition of “Registration Statement” to mean and refer solely and exclusively to the Effective Registration Statement;

•	revising the term “Transaction Documents” to include the Amendment and Exchange Agreements;

•	changing all references to “Securities Purchase Agreement” and “Registration Rights Agreement” to mean the Securities Purchase Agreement and Registration Rights Agreement, each as amended by the Amendment and Exchange Agreements; and

•	removing the defined terms “Warrants” and “Warrant Shares” in their entirety due to the exchange and termination of the Warrants.

The form of Amendment and Exchange Agreement entered into with the several Buyers is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing is only a brief description of the material terms of the Amendment and Exchange Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit. The Securities Purchase Agreement, Registration Rights Agreement and form of Warrant used in connection with the Offering are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K dated February 12, 2014, and readers are advised to review such documents and such Current Report for further information.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the impact of the Amendment and Exchange Agreements on the Company and its business) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Amendment and Exchange Agreement entered into between the Company and the several Buyers on August 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2014	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Gadi Levin
Name: Gadi Levin
Title: Chief Financial Officer, Treasurer and Secretary